Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-129884, 333-134280, 333-142701, 333-160496, 333-167925, 333-185433, 333-199304, 333-220804, and 333-228291) on Form S-8 and Registration Statements (Nos. 333-134279, 333-141014, 333-161453, 333-162160, 333-163517, 333-166444, 333-174292, 333-177793, 333-201826, 333-229555 and 333-232283) on Form S-3 of ZIOPHARM Oncology, Inc. of our report dated March 2, 2020 relating to the financial statements of ZIOPHARM Oncology, Inc. and subsidiaries (the Company) and our report relating to the effectiveness of the Company’s internal control over financial reporting dated March 2, 2020, which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness, appearing in this Annual Report on Form 10-K of ZIOPHARM Oncology, Inc. for the year ended December 31, 2019.

/s/ RSM US LLP

Boston, Massachusetts

March 2, 2020